Exhibit 99.1

PRESS RELEASE

Teradyne Announces Fourth Quarter Results

BOSTON—(BUSINESS WIRE)—Jan 14, 2004—Teradyne, Inc. reported sales of $357.6 million for the fourth quarter of 2003, and a net loss on a Generally Accepted Accounting Principles (GAAP) basis of $11.5 million, or $0.06 per share. On a pro forma basis for the fourth quarter, the company had profit of $6.9 million, or $0.04 per share. Net orders for the quarter increased 45% from the previous quarter, to $488.2 million.

“We ended 2003 with very strong order growth,” said George Chamillard, Teradyne Chairman and CEO. “With this momentum, coupled with our cost reduction efforts, we expect to deliver solid profit growth in the first quarter of 2004. We are projecting sales to be between $400 and $430 million, with earnings between 10 and 18 cents per share on a GAAP basis. Demand for our products is very strong, particularly in semiconductor test, and we are aggressively ramping to support our customers.”

Conference Call/Webcast

Teradyne will be conducting its conference call tomorrow, January 15, 2004, at 10:00 a.m. E.S.T. The call will be webcast at www.teradyne.com (click on “Investors”). A replay will be available via phone starting at Noon E.S.T. and continuing through January 29, 2004. The replay may be accessed by calling 1-800-642-1687 in the US and Canada, or 706-645-9291 outside the US and Canada, and providing conference code 4792956, or by visiting www.teradyne.com and clicking on “Investors” for a link to the replay. In our earnings release, conference call and webcast, we may use or discuss pro forma, or non-GAAP, financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed (if available) and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure can be found on the Teradyne website at www.teradyne.com, by clicking on “Investors” and then selecting the GAAP Reconciliation link.

Pro Forma Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses pro forma or non-GAAP results of operations that exclude certain charges and credits. Teradyne reports pro forma results in order to better assess and reflect operating performance. These results are provided as a complement to results provided in accordance with GAAP. Management believes the pro forma measure helps indicate underlying trends in Teradyne’s business, and management uses pro forma measures to plan and forecast future periods, and to establish operational goals. Earnings guidance is being provided on a GAAP basis. Pro forma information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is the world’s largest supplier of Automatic Test Equipment, and a leading supplier of interconnection systems. The company’s products deliver competitive advantage to the world’s leading semiconductor, electronics, automotive and network systems companies. In 2003, Teradyne had sales of $ 1.4 billion, and currently employs about 6100 people worldwide. For more information, visit www.teradyne.com. Teradyne is a trademark of Teradyne, Inc. in the US and other countries.

Safe Harbor Statement

This release contains “forward-looking statements” as defined under the Federal Securities Laws, which are based on the assumptions and expectations of Teradyne’s management at the time such statements are made. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Teradyne’s actual results to differ materially from those projected in the forward-looking statements. These forward-looking statements include statements regarding our revenue, earnings, profit and loss expectations, order growth, future business strategies and market opportunities, improvements in our business, demand for our products and general economic outlook. Among the risk factors are: adverse changes in general economic or market conditions, including market demand for electronics; war or the threat of terrorist attacks; reductions or delays in capital investment; technological and market changes; disruptions or delays in Teradyne’s supply chain; Teradyne’s ability to protect its intellectual property; the historically cyclical nature of the markets that Teradyne serves; new product development introductions and transitions and any delays; uncertainty of customer acceptance of new product offerings including the timing, price and mix of new product acceptance; decisions by customers to cancel or defer orders that previously had been accepted; competitive pressures including pricing and gross margin pressures; the effectiveness of our implementation of cost cutting and expense control measures, including facility consolidations, employee reductions, the centralization of certain shared services, seeking lower prices from suppliers and the outsourcing of selected manufacturing and engineering activities; insufficient, excess or obsolete inventory; disruptions, delays and shortages in raw material and component availability; internal and external manufacturing capability; raw material and component quality; the impact of and our ability to manage the effects of past or future acquisitions or divestitures; the class action securities litigation brought against Teradyne; the increase in our debt service obligations and debt to capital ratio resulting from our issuance of $400 million aggregate principal amount of senior convertible notes in 2001; the availability of additional financing; the impact of being required to account for stock options as an expense; the ability to attract and retain key employees; the risks of potential environmental liability; the risks of operating internationally which include political and economic instability and unexpected changes in legal and regulatory requirements and in policy changes affecting international markets; and other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission including, but not limited to, Teradyne’s annual report on Form 10-K and quarterly reports on Form 10-Q. Teradyne assumes no obligation to update the information in this press release.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2003

CONDENSED CONSOLIDATED OPERATING STATEMENTS (GAAP) (in thousands, except per share amounts)

	Quarter Ended:		Year Ended:
	12/31/03	12/31/02	12/31/03	12/31/02
Net Revenues	$357,590	$333,598	$1,352,867	$1,222,236
Cost of Revenues	229,955	277,414	953,968	989,567
Engineering and Development	60,963	74,296	254,600	293,922
Selling and Administrative	60,488	65,619	249,464	290,376
Restructuring and Other Charges	15,090	58,758	71,284	125,240
Goodwill Impairment	—	450	—	78,936

	366,496	476,537	1,529,316	1,778,041

Loss From Operations	(8,906)	(142,939)	(176,449)	(555,805)
Interest Income	3,025	3,866	14,013	16,953
Interest Expense	(4,568)	(5,612)	(20,883)	(21,783)
Other Income and Expense, net	1,657	63	(2,874)	(310)

Loss Before Income Taxes	(8,792)	(144,622)	(186,193)	(560,945)
Income Tax Expense	2,700	279,145	7,800	157,524

Net Loss	$(11,492)	$(423,767)	$(193,993)	$(718,469)

Net Loss per Common Share—Basic and Diluted	$(0.06)	$(2.31)	$(1.03)	$(3.93)

Shares used in calculation of Net Loss per Common Share—Basic and Diluted	191,545	183,116	187,845	182,861

Gross Orders	$490,017	$306,818	$1,443,566	$1,064,307

Net Orders	$488,218	$235,156	$1,418,144	$905,305

RECONCILIATION OF GAAP TO PRO FORMA FINANCIAL INFORMATION

The following is a reconciliation of GAAP Net Loss to Pro Forma Net Income (Loss):

	Quarter Ended:		Year Ended:
	12/31/03	12/31/02	12/31/03	12/31/02
GAAP Loss Before Income Taxes	$(8,792)	$(144,622)	$(186,193)	$(560,945)
Pro Forma Adjustments:
Facility Closures (1)	$9,928	$18,128	$12,350	$62,523
Product Lines Discontinuance (2)	9,822	20,677	9,822	20,677
Accelerated Depreciation (3)	2,348	7,649	12,556	7,649
Asset Impairments (4)	(2,226)	28,358	34,054	32,962
Inventory Provision Recovery (5)	(1,880)	—	(3,198)	—
Workforce Reductions (6)	1,642	5,012	21,367	22,495
Mortgage Prepayment and Other (7)	(1,204)	—	3,811	(1,741)
Product Line Divestitures (8)	—	7,260	—	8,686
Goodwill Impairment (9)	—	450	—	78,936

Pro Forma Income (Loss) Before Income Taxes	9,638	(57,088)	(95,431)	(328,758)
Pro Forma Income Tax Expense (Benefit) (10)	2,700	(20,552)	7,800	(118,353)

Pro Forma Net Income (Loss)	$6,938	$(36,536)	$(103,231)	$(210,405)

Shares used in calculation of Net Income (Loss) per Common Share—Basic	191,545	183,116	187,845	182,861

Pro Forma Net Income (Loss) per Share—Basic	$0.04	$(0.20)	$(0.55)	$(1.15)

Shares used in calculation of Net Income (Loss) per Common Share—Diluted	196,850	183,116	187,845	182,861

Pro Forma Net Income (Loss) per Share—Diluted	$0.04	$(0.20)	$(0.55)	$(1.15)

4th Quarter Activity

(1)	The facility closure charge of $9.9 million in the fourth quarter of 2003 consists primarily of revised estimates of the amount and timing of sublease income on facilities that have been exited prior to the end of the lease term. The $9.9 million charge consists of:
—	$7.7 million at the Circuit Board Test and Inspection Division;
—	$1.8 million at the Connection Systems Division;
—	$0.2 million at Corporate;
—	$0.1 million at the Broadband Test Division; and
—	$0.1 million at the Semiconductor Test Division.

The facility closure charge of $18.1 million for the fourth quarter of 2002 consists of future lease commitments for facilities which were exited prior to the end of the lease term. The $18.1 million charge consists of the following:

—	$12.5 million at the Circuit Board Test and Inspection Division related to the Westford, MA facility which was consolidated into the North Reading, MA facility;
—	$4.5 million at the Connection Systems Division related to the Hudson, NH and Fremont, CA facilities which was consolidated into the Nashua, NH and San Jose, CA facilities, respectively; and
—	$1.1 million at the Semiconductor Test Division related to the Bedford, MA facility which was consolidated into the North Reading, MA facility.

The charges are included in the Restructuring and Other Charges line on the GAAP Operating Statement.

(2)	The $9.8 million charge for product line discontinuance in the fourth quarter of 2003 in the Circuit Board Test and Inspection Division is due to the discontinuance of manufacturing, distributing and primary support of the AOI and AXI product lines. In the GAAP Operating Statement, the $9.8 million charge is classified as:
—	$6.3 million in Restructuring and Other Charges; and
—	$3.5 million in Cost of Revenues.

The $20.7 million provision for product lines in the fourth quarter of 2002 at the Semiconductor Test Division is due to a lack of demand for the Probe-One product and the discontinuance of the J996 product after a last time buy offer to our customers. The provision is included in the Cost of Revenues line on the GAAP Operating Statement.

(3)	The $2.3 million charge for accelerated depreciation in the fourth quarter of 2003 relates to the incremental additional depreciation over the normal depreciation expense for long-lived assets as a result of the decision to consolidate data storage at Corporate and therefore shorten the service period. In the GAAP Operating Statement, the $2.3 million charge is classified as Selling and Administrative.

The $7.6 million charge for accelerated depreciation in the fourth quarter of 2002 relates to the incremental additional depreciation over the normal depreciation expense for long-lived assets as a result of the decision to consolidate locations and therefore shorten the service period. The charge includes:

—	$4.5 million at the Connection Systems Division related to the Hudson, NH, Fremont, CA, and Nashua, NH facilities;
—	$2.2 million at the Circuit Board Test and Inspection Division related to the Westford, MA facility;
—	$0.6 million at the Semiconductor Test Division related to the Bedford, MA facility; and
—	$0.3 million at Corporate related to a Boston facility.

In the GAAP Operating Statement, the $7.6 million charge is classified as:

—	$5.7 million in Cost of Revenues;
—	$1.1 million in Selling and Administrative; and
—	$0.8 million in Engineering and Development.
(4)	The asset impairment credit of $2.2 million for the fourth quarter of 2003 is primarily for the adjustment of previously impaired assets held for sale at the Semiconductor Test Division and the Connection Systems Division. The credit is included on the Restructuring and Other Charges line on the GAAP Operating Statement.

The asset impairment charge of $28.4 million, which is included in the Restructuring and Other Charges line on the GAAP Operating Statement, for the fourth quarter of 2002 consists of the following:

—	$16.3 million at the Connection Systems Division primarily related to excess manufacturing equipment which was taken out of service and is held for sale; and
—	$12.1 million primarily for Semiconductor Test Division assets held for sale as a result of the lack of demand for the Probe-One product and the discontinuance of the J996 product after a last time buy offer to our customers.
(5)	The $1.9 million inventory provision recovery in the fourth quarter of 2003 relates to inventory sold which had been reserved for in the fourth quarter of 2002 at the Semiconductor Test Division. The provision recovery is included in the Cost of Revenues line on the GAAP Operating Statement.
(6)	The workforce reduction charge in the fourth quarter of 2003 of $1.6 million was for approximately 90 people across all functional groups and divisions. The workforce reduction charge in the fourth quarter of 2002 of $5.0 million was for approximately 270 people across all functional groups and divisions. These charges are included in the Restructuring and Other Charges line on the GAAP Operating Statement.
(7)	The mortgage prepayment and other gain of $1.2 million for the fourth quarter of 2003 consists of the following:
—	$0.7 million gain for the sale of a common stock investment previously impaired at Corporate and is included on the Other Income and Expense, Net line on the GAAP Operating Statement; and
—	$0.5 million credit due to the collection of assets previously valued at zero at the Connection Systems Division and the Circuit Board Test and Inspection Division and is included on the Restructuring and Other Charges line on the GAAP Operating Statement.
(8)	The $7.3 million charge in the fourth quarter of 2002 for product line divestitures at the Circuit Board Test and Inspection Division is related to the impairment of long-lived assets as a result of the divestiture of two product lines from the GenRad acquisition. The charge is included on the Restructuring and Other Charges line on the GAAP Operating Statement.
(9)	The $0.4 million charge in the fourth quarter of 2002 for goodwill impairment at the Circuit Board Test and Inspection Division is related to the divestiture of two product lines from the GenRad acquisition. The charge is included on the Goodwill Impairment line on the GAAP Operating Statement.
(10)	In the fourth quarter of 2002, Teradyne recorded a tax provision to establish a full valuation allowance against its net deferred tax assets. The fourth quarter of 2003 tax expense relates primarily to a tax provision for foreign taxes and as a result of the full valuation allowance there is no difference between the GAAP and pro forma tax expense. The fourth quarter of 2002 pro forma tax benefit reflects a 36% effective tax rate.

Year Activity

(1)	The facility closure charge of $12.4 million in the twelve months of 2003 consists primarily of revised estimates of the amount and timing of sublease income on facilities that have been exited prior to the end of the lease term. The $12.4 million charge consists of:
—	$8.8 million at the Circuit Board Test and Inspection Division;
—	$3.2 million at the Connection Systems Division;
—	$0.2 million at Corporate;
—	$0.1 million at the Broadband Test Division; and
—	$0.1 million at the Semiconductor Test Division.

The facility closure charge of $62.5 million in the twelve months of 2002 consists of the following:

—	$27.3 million for the writedown of machinery and equipment, building and construction-in-progress, and the accrual of certain commitments related to the shutdown of a Connection Systems Division printed circuit board facility in San Diego, CA;
—	$12.5 million at the Circuit Board Test and Inspection Division related to the Westford, MA facility which was consolidated into the North Reading, MA facility;
—	$9.7 million for the writedown of Semiconductor Test Division manufacturing facilities held for sale on the West Coast;
—	$6.2 million, $0.7 million, and $0.5 million at the Circuit Board Test and Inspection Division, Semiconductor Test Division, and Connection Systems Division, respectively, for future lease commitments net of sublease income on vacated space.
—	$4.5 million at the Connection Systems Division related to the Hudson, NH and Fremont, CA facilities which was consolidated into the Nashua, NH and San Jose, CA facilities, respectively; and
—	$1.1 million at the Semiconductor Test Division related to the Bedford, MA facility which was consolidated into North Reading, MA facility.

The twelve months of 2002 and 2003 charges are included in the Restructuring and Other Charges line on the GAAP Operating Statement.

(2)	The $9.8 million charge for product line discontinuance in the twelve months of 2003 at the Circuit Board Test and Inspection Division is due to the discontinuance of manufacturing, distributing and primary support of the AOI and AXI product lines. In the GAAP Operating Statement, the $9.8 million charge is classified as:
—	$6.3 million in Restructuring and Other Charges; and
—	$3.5 million in Cost of Revenues.

The $20.7 million provision for product lines in the twelve months of 2002 at the Semiconductor Test Division is due to a lack of demand for the Probe-One product and the discontinuance of the J996 product after a last time buy offer to our customers. The provision is included in the Cost of Revenues line on the GAAP Operating Statement.

(3)	The $12.6 million charge for accelerated depreciation in the twelve months of 2003 relates to the incremental additional depreciation over the normal depreciation expense for long-lived assets as a result of the decision to consolidate locations and data storage and therefore shorten the service period. The charge consists of the following:
—	$5.7 million at the Circuit Board Test and Inspection Division related to the Westford, MA facility move to North Reading, MA facility;
—	$3.8 million at Corporate related to data storage consolidation;
—	$1.8 million at the Connection Systems Division related to the Hudson, NH and Cavan, Ireland facilities;
—	$0.7 million at the Semiconductor Test Division related to the Bedford, MA facility; and
—	$0.6 million at Corporate related to a Boston facility.

In the GAAP Operating Statement, the $12.6 million charge is classified as:

—	$6.3 million in Selling and Administrative;
—	$4.8 million in Cost of Revenues; and
—	$1.5 million in Engineering and Development.

The $7.6 million charge for accelerated depreciation in the twelve months of 2002 relates to the incremental additional depreciation over the normal depreciation expense for long-lived assets as a result of the decision to consolidate locations and therefore shorten the service period. The charge includes:

—	$4.5 million at the Connection Systems Division related to the Hudson, NH, Fremont, CA, and Nashua, NH facilities;
—	$2.2 million at the Circuit Board Test and Inspection Division related to the Westford, MA facility;
—	$0.6 million at the Semiconductor Test Division related to the Bedford, MA facility; and
—	$0.3 million at Corporate related to a Boston facility.

In the GAAP Operating Statement, the $7.6 million charge is classified as:

—	$5.7 million in Cost of Revenues;
—	$1.1 million in Selling and Administrative; and
—	$0.8 million in Engineering and Development.
(4)	The asset impairment charge of $34.1 million, of which $30.1 million is included in the Restructuring and Other Charges line, $2.6 million is included in the Other Income and Expense, Net line, and $1.4 million is included in the Cost of Revenues line on the GAAP Operating Statement, for the twelve months of 2003 consists of the following:
—	$12.1 million for the impairment of long-lived and other assets at the Circuit Board Test and Inspection Division, Connection Systems Division, Diagnostic Solutions Division, and Semiconductor Test Division resulting from abandonments and product line divestitures;
—	$11.2 million charge primarily for the sale and leaseback of manufacturing assets at the Connection Systems Division;
—	$10.4 million charge for a reduction in the fair value of properties held for sale, of which $8.0 million represents revised estimates of fair value for certain properties currently held for sale at the Semiconductor Test Division and the Connection Systems Division and $2.4 million relates to the decision to sell a Connection Systems Division facility in Laverne, CA;
—	$2.2 million credit primarily for the adjustments of previously impaired assets held for sale at the Semiconductor Test Division and the Connection Systems Division; and
—	$2.6 million charge for the writedown of a common stock investment at Corporate.

The asset impairment charge of $33.0 million, which is included in the Restructuring and Other Charges line on the GAAP Operating Statement, in the twelve months of 2002 consists of the following:

—	$16.3 million at the Connection Systems Division primarily related to excess manufacturing equipment which was taken out of service and is held for sale; and
—	$12.1 million primarily for Semiconductor Test Division assets held for sale as a result of the lack of demand for the Probe-One product and the discontinuance of the J996 product after a last time buy offer to our customers;
—	$2.7 million for a Connection Systems Division held for sale facility at Nashua, NH;
—	$1.1 million for a Corporate held for sale facility at Stoughton, MA; and
—	$0.8 million for excess manufacturing equipment held for sale at the Semiconductor Test Division.
(5)	The $3.2 million inventory provision recovery in the twelve months of 2003 relates to inventory sold which had been reserved for in the fourth quarter of 2002 at the Semiconductor Test Division. The provision recovery is included in the Cost of Revenues line on the GAAP Operating Statement.

(6)	The workforce reduction charge in the twelve months of 2003 of $21.4 million was for approximately 890 people across all functional groups and divisions. The workforce reduction charge in the twelve months of 2002 of $22.5 million was for approximately 1,010 people across all functional groups and divisions. These charges are included in the Restructuring and Other Charges line on the GAAP Operating Statement.
(7)	The mortgage prepayment and other charge of $3.8 million in the twelve months of 2003 consists of the following:
—	$3.2 million of penalties related to the prepayment of our mortgage at Corporate, which is included on the Other Income and Expense, Net line on the GAAP Operating Statement;
—	$1.8 million primarily for contractual penalties associated with resizing our business at the Connection Systems Division, which is included on the Restructuring and Other Charges line on the GAAP Operating Statement;
—	$0.7 million gain for the sale of a common stock investment previously impaired at Corporate and is included on the Other Income and Expense, Net line on the GAAP Operating Statement; and
—	$0.5 million credit due to the collection of assets previously valued at zero at the Connection Systems Division and the Circuit Board Test and Inspection Division and is included on the Restructuring and Other Charges line on the GAAP Operating Statement.

The other gain of $1.7 million for the twelve months of 2002 consists of a $7.1 million gain from the repayment of a loan to a divested entity previously valued at zero, offset to a lesser extent by an other-than-temporary impairment of a common stock investment of $3.1 million and a writedown of a mortgage loan to an engineering services provider of $2.3 million. The gain is included on the Other Income and Expense, Net line on the GAAP Operating Statement.

(8)	The $8.7 million charge in the twelve months of 2002 for product line divestitures includes the following:
—	$7.3 million for the impairment of long-lived assets as a result of the divestiture of two product lines from the GenRad acquisition at the Circuit Board Test and Inspection Division;
—	$1.0 million provision for excess inventory of a discontinued product line at the Circuit Board Test and Inspection Division; and
—	$0.4 million for excess inventory related to the shutdown of a printed circuit board facility at the Connection Systems Division in San Diego, CA.

The asset impairment charge of $7.3 million is included in the Restructuring and Other Charges line on the GAAP Operating Statement. The excess inventory charges of $1.4 million is included on the Cost of Revenues line on the GAAP Operating Statement.

(9)	The $78.9 million charge in the twelve months of 2002 for goodwill impairment at the Circuit Board Test and Inspection Division is related to the writedown of goodwill from the GenRad acquisition. The charge is included on the Goodwill Impairment line on the GAAP Operating Statement.
(10)	In the fourth quarter of 2002, Teradyne recorded a tax provision to establish a full valuation allowance against its net deferred tax assets. The twelve months of 2003 tax expense relates primarily to a tax provision for foreign taxes and as a result of the full valuation allowance there is no difference between the GAAP and pro forma tax expense. In the twelve months of 2002, prior to establishing a full valuation allowance, Teradyne was recording tax benefits for losses. The twelve months of 2002 pro forma tax benefit reflects a 36% effective tax rate.

CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP) (In thousands)

	12/31/03	12/31/02
Assets
Cash, Cash Equivalents and Marketable Securities	$289,418	$325,354
Accounts Receivable	229,532	174,838
Inventories	214,934	279,550
Other Current Assets	35,393	29,531

	769,277	809,273
Net Property, Plant and Equipment	544,369	685,266
Long-term Marketable Securities	296,618	215,703
Goodwill	118,203	118,203
Intangible and Other Assets	63,531	76,620

	$1,791,998	$1,905,065

Liabilities
Notes Payable—Banks	$7,272	$6,704
Current Portion of Long-term Debt	310	1,365
Accounts Payable	74,097	63,328
Accrued Employees’ Compensation and Withholdings	91,244	96,848
Deferred Revenue and Customer Advances	25,391	27,615
Other Accrued Liabilities	75,125	73,918
Income Taxes Payable	7,376	9,587

	280,815	279,365
Pension Liability	100,514	106,390
Long-term Other Liabilities	53,441	40,276
Convertible Senior Notes	400,000	400,000
Other Long-term Debt	7,658	50,561

	842,428	876,592

Shareholders’ Equity
Common Stock	27,329	26,231
Additional Paid-In Capital	1,294,661	1,195,246
Accumulated Other Comprehensive Loss	(51,846)	(66,423)
Retained Earnings	236,483	430,476
Treasury Stock	(557,057)	(557,057)

	949,570	1,028,473

	$1,791,998	$1,905,065

For press releases and other information of interest to investors, please visit Teradyne’s homepage on the World Wide Web at http://www.teradyne.com.

Contacts

Teradyne, Inc.

Tom Newman, 617-422-2425

V.P., Corporate Investor Relations

tom.newman@teradyne.com